Financial News Release

Tina M. Donikowski Joins Advanced Energy Board of Directors

Fort Collins, Colo., May 4, 2018 - Advanced Energy Industries, Inc. (NASDAQ: AEIS), a global leader in innovative power and control technologies, today announced that Tina M. Donikowski, currently serving on the boards of Atlas Copco AB and CIRCO International, and former vice president at General Electric Company, has joined the Advanced Energy board of directors.
“We are very pleased to welcome Tina to our Board," said Grant Beard, chairman of Advanced Energy. “Her extensive board and executive leadership experience in diverse industrial markets will make her a significant addition to the board.”
“I am very excited to work with Tina," said Yuval Wasserman, president & CEO of Advanced Energy. “Her broad operational and global business experience will be a valuable asset as we expand and execute our vision to grow our industrial business.”
“I’m honored to be joining the board of Advanced Energy and look forward to working with their dynamic leadership team and contributing to AE’s strategic growth strategy,” said Ms. Donikowski.
Ms. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. She served in a number of senior positions during her career at General Electric Company, including most recently as vice president, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. She currently serves on the Board of Directors of Atlas Copco AB (STOCKHOLM: ATCO), a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden, CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. She also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania.
Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.
About Advanced Energy
Advanced Energy (NASDAQ: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Advanced Energy and the Advanced Energy logo are trademarks of Advanced Energy Industries, Inc. or one of its Affiliates in the United States and elsewhere.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

For more information, contact:

Tom McGimpsey Advanced Energy Industries, Inc. (970) 407-6326 tom.mcgimpsey@aei.com	Annie Leschin/Rhonda Bennetto Advanced Energy Industries, Inc. (970) 407-6555 ir@aei.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934 that involve a number of risks and uncertainties. Such forward-looking statements include statements which may be preceded by the words "plan," "will," "expect," "believe," or similar words. Other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.